SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549


                          _____________

                            FORM 8-K

                         CURRENT REPORT



             Pursuant to Section 13 or 15(d) of the

                 Securities Exchange Act of 1934


                         July 9, 1995
        Date of Report (Date of earliest event reported)


                    Valmont Industries, Inc.
     (Exact name of registrant as specified in its charter)


           Delaware            0-3701          47-0351813
       (State or other      (Commission     (IRS Employer
       jurisdiction of      File Number)   Identification No.)
       incorporation)


                  Valley, Nebraska                    68064
      (Address of principal executive offices)      (Zip Code)


       Registrant's telephone number, including area code:
                         (402) 359-2201
ITEM 5.   OTHER EVENTS.

     On July 9, 1995, Valmont Industries, Inc. ("Valmont") and Microflect Company, Inc. ("Microflect") announced that they had entered into a definitive agreement by which Microflect would merge with a wholly-owned subsidiary of Valmont in a transaction by which Microflect would become a wholly-owned subsidiary of Valmont. Pursuant to the Agreement and Plan of Merger dated July 9, 1995, a copy of which is attached hereto as Exhibit 2.1, Valmont would issue 1,950,000 shares of common stock for the issued and outstanding stock of Microflect. As of April 30, 1995, Valmont had outstanding 11,553,919 common shares. The closing, which is subject to governmental clearance and standard closing conditions, is expected to occur by September 1, 1995.

     Valmont and Microflect both design and produce engineered structures for the wireless communications industry. Microflect designs, manufactures and installs communication structures, passive repeaters, waveguide supporting systems, and components for the wireless communication market. Additional product lines include the fabrication of specialty grating and the distribution of industrial fasteners. Microflect's revenues for 1995 are expected to approximate $40 million.


ITEM 7.  EXHIBITS.

     2.1  Agreement and Plan of Merger dated July 9, 1995 among
          Valmont Industries, Inc., Valmont Oregon, Inc.,
          Microflect Company, Inc., George F. Kreitzberg, James S. Kreitzberg and Richard A. Kreitzberg.


                            SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              VALMONT INDUSTRIES, INC.



July 10, 1995                  By:  /s/ Terry J. McClain
                                  _______________________________
                                  Terry J. McClain
                                    Vice President and Chief
                                    Financial Officer

                          EXHIBIT INDEX

Exhibit
  No.                      Description                     Page

  2.1     Agreement and Plan of Merger dated July 9,
          1995 among Valmont Industries, Inc., Valmont
          Oregon, Inc., Microflect Company, Inc.,
          George F. Kreitzberg, James S. Kreitzberg and
          Richard A. Kreitzberg